

PROSPECTUS SUPPLEMENT                                                     FILE NO. 333-44173
(TO PROSPECTUS DATED JANUARY 29, 1998 AND PROSPECTUS SUPPLEMENT DATED         RULE 424(B)(3)
MARCH 12, 1998)
PROSPECTUS NUMBER: 1726




                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



PRINCIPAL AMOUNT:       $100,000,000               ORIGINAL ISSUE DATE:            June 12, 1998


CUSIP NUMBER:           59018S K29                 STATED MATURITY DATE:           June 14, 1999


INTEREST CALCULATION:                              DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                     /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                     / / 30/360
(FIXED INTEREST RATE):                             / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/ / LIBOR                                          / / COMMERCIAL PAPER RATE
/ / CMT RATE                                       / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                     / / CD RATE
/x/ FEDERAL FUNDS RATE                             / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                               DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                                 LIBOR TELERATE PAGE:
CMT REUTERS PAGE:                                  LIBOR REUTERS PAGE:


INDEX MATURITY:         Daily                      MINIMUM INTEREST RATE:          Not Applicable


SPREAD:                 Plus 11 basis points       MAXIMUM INTEREST RATE:          Not Applicable



INITIAL INTEREST RATE:  TBD                        SPREAD MULTIPLIER:              Not Applicable


INTEREST RESET DATES:   Daily commencing June 12, 1998, through the Maturity Date; subject to following business day convention.


INTEREST PAYMENT DATES: Quarterly on the 14th of September, December, March, and June, commencing on
                        September 14, 1998 through the Maturity Date; subject to following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  June 8, 1998

